                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:

    / / Preliminary Proxy Statement
    /X/ Definitive Proxy Statement
    / / Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                           THE BOMBAY COMPANY, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
    / / $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).
    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

    (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

- - --------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

- - --------------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

- - --------------------------------------------------------------------------------
    (3) Filing Party:

- - --------------------------------------------------------------------------------
    (4) Date Filed:

- - --------------------------------------------------------------------------------

                            THE BOMBAY COMPANY, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 1, 1995

To the Shareholders:

         On January 12, 1995, the Board of Directors approved the change of the Company's fiscal year end to the Saturday closest to the end of January of each year. This Notice of Annual Meeting and Proxy Statement covers the seven (7) month period ended January 28, 1995. The Annual Meeting of Shareholders for this modified fiscal year will be held at the Dorothea Leonhardt Lecture Hall at the Botanic Garden Center Complex, 3220 Botanic Garden Blvd., Fort Worth, Texas, on June 1, 1995 at 9:00 a.m. (C.D.T.) for the following purposes:

               1. To elect three directors in Class A to serve for three-year terms expiring in 1998, or until their successors are elected and qualified; and

               2. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

         By resolution of the Board of Directors, only shareholders of record as of the close of business on April 3, 1995 are entitled to notice of, and to vote at, the Annual Meeting. The transfer books will not be closed. The Report to Shareholders, July 4, 1994 to January 28, 1995, (hereinafter referred to as "Annual Report") of the Company, including financial statements for the period ended January 28, 1995, has been mailed to all shareholders.


                                              By Order of the Board of Directors


                                                    MICHAEL J. VEITENHEIMER
                                                   Vice President, Secretary
                                                      and General Counsel





Fort Worth, Texas
April 14, 1995

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                            THE BOMBAY COMPANY, INC.
                               550 Bailey Avenue
                            Fort Worth, Texas 76107
                                 (817) 347-8200

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 1, 1995


                     SOLICITATION AND REVOCABILITY OF PROXY

         The accompanying Proxy, first mailed to shareholders on April 14, 1995, is solicited by the Board of Directors of The Bombay Company, Inc. (the "Company") for use at the annual meeting of shareholders for the seven month period July 4, 1994 through January 28, 1995, which meeting is to be held on June 1, 1995, (the "Annual Meeting") or at any adjournment(s) thereof. Giving the Proxy will not in any way affect a shareholder's right to attend the Annual Meeting and to vote in person. A Proxy may be revoked at any time before it is exercised by requesting its return in writing to the Secretary at the office of the Company prior to or at the Annual Meeting, by the attendance and voting by a shareholder at the Annual Meeting or by the execution and delivery to the Company of a proxy dated subsequent to a prior proxy.

         A Proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein. Unless authority to vote for the election of directors (or for any one or more nominees) is withheld, proxies will be voted for the slate of three directors proposed by the Board, and, if no contrary instructions are given, proxies will be voted for approval of any remaining item on the Proxy. Discretionary authority is provided in the Proxy as to any matters not specifically referred to therein. Management is not aware of any other matters which are likely to be brought before the Annual Meeting. However, if any such matters are properly raised, it is understood that the Proxy holder or holders are fully authorized to vote thereon in accordance with his or their judgment and discretion.

         The cost of soliciting proxies in the accompanying form has been, or will be, paid by the Company. In addition to the solicitation of proxies by use of the mails, certain officers and regular employees (who will receive no compensation therefore in addition to their regular salaries) may be used to solicit proxies personally and by telephone. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the Proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing. To the extent necessary in order to assure sufficient representation, a commercial proxy solicitation firm may be engaged to assist in the solicitation of proxies. Whether such a measure will be necessary depends entirely upon how promptly proxies are received. No outside proxy solicitation firm has been selected or employed with respect to the Annual Meeting as of the date of this Proxy Statement, and the costs of any such services cannot be estimated at this time.

                             CHANGE IN FISCAL YEAR

         On January 12, 1995, the Board of Directors changed the Company's fiscal year end from the Sunday closest to June 30 to the Saturday closest to January 31 of each year, effective January 28, 1995. In connection with the change in fiscal year end, the Board of Directors has scheduled the Annual Meeting covering the seven month period ended January 28, 1995 to be held June 1, 1995. It is expected that subsequent annual meetings will be held during the month of May following each fiscal year end.

                       RECORD DATE AND VOTING SECURITIES

         The Board of Directors has fixed the close of business on April 3, 1995 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the record date for the Annual Meeting, there were outstanding 37,016,927 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held by such person. All share numbers contained in this Proxy Statement have been adjusted for all stock splits unless otherwise noted.

                               SECURITY OWNERSHIP

PRINCIPAL SHAREHOLDERS

         The following table sets forth information based upon the records of the Company and filings with the Securities and Exchange Commission as of April 3, 1995, with respect to each person known to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities.

                                  NAME AND ADDRESS OF                        AMOUNT AND NATURE OF       PERCENT
         TITLE OF CLASS           BENEFICIAL OWNERSHIP                       BENEFICIAL OWNERSHIP(1)    OF CLASS
         --------------           --------------------                       -----------------------    --------
         Common Stock             The Equitable Companies Incorporated,      3,858,055 shares (2)        10.5%
                                  Alpha Assurances I.A.R.D., Mutuelle,
                                  Alpha Assurances Vie Mutuelle, AXA
                                  Assurances I.A.R.D. Mutuelle, AXA
                                  Assurances Vie Mutuelle, and Uni
                                  Europe Assurances Mutuelle and AXA
                                  787 Seventh Avenue
                                  New York, New York 10019

         Common Stock             State of Wisconsin Investment Board        2,397,000 shares (3)         6.55%
                                  P.O. Box 7842
                                  Madison, WI 53707
- - -----------

(1) Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) the voting power thereof, including the power to vote or to direct the voting of such shares, or
      (ii) the investment power with respect thereto, including the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares of which such person has the right to acquire beneficial ownership within 60 days.


(2) The Equitable Companies Incorporated, on behalf of Equitable and the five named mutual funds, filed with the Securities and Exchange Commission a
      Schedule 13G dated February 10, 1995, reporting ownership of 3,858,055 shares of Common Stock as of December 31, 1994.

(3) The State of Wisconsin Investment Board filed with the Securities and Exchange Commission a Schedule 13G dated February 13, 1995, reporting ownership of 2,397,000 shares of Common Stock as of December 31, 1994.

SECURITIES OWNED BY MANAGEMENT

      The table below sets forth as of April 3, 1995 the numbers of shares of Common Stock beneficially owned by each of the directors of the Company, each executive officer or former executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group.

  TITLE OF                                                                 AMOUNT AND NATURE            PERCENT OF
   CLASS                          NAME OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP(1)        CLASS
   -----                          ------------------------              --------------------------        -----
Common Stock     Barbara Bass                                               41,124 (2)                      *
Common Stock     Edmund H. Damon                                            46,936 (3)                      *
Common Stock     Michael L. Glazer                                         120,834 (4)                      *
Common Stock     William S. Goodlatte                                        6,465 (5)                      *
Common Stock     James E. Herlihy                                          190,081 (6)                      *
Common Stock     Robert S. Jackson                                          25,085 (7)                      *
Common Stock     A. Roy Megarry                                             2,500  (8)                      *
Common Stock     Clayton E. Niles                                           75,374 (9)                      *
Common Stock     Alexandra M.T. Nourse                                   1,377,684(10)                     3.7
Common Stock     Robert E.M. Nourse                                      1,377,684(10)                     3.7
Common Stock     Robert E. Runice                                           23,062(11)                      *
Common Stock     Carson R. Thompson                                        620,348(12)                     1.7
Common Stock     Jesse L. Upchurch                                         763,324(13)                     2.1
Common Stock     Michael J. Veitenheimer                                   133,318(14)                      *
Common Stock     Shirley Young                                              22,700(15)                      *
Common Stock     All present executive officers                          3,409,336(16)                     9.0
                            and directors as a group
____________                (16 persons)

*Less than one percent (1%)

(1) Directors and executive officers have sole voting and investment powers of the shares shown unless otherwise indicated below. Includes shares which may be acquired by the exercise of options within sixty days after April 3, 1995.

(2) Includes 14,624 shares which may be acquired upon exercise of options. Ms. Bass disclaims beneficial ownership of 20,000 shares listed above which are owned by her spouse.

(3) Includes 34,874 shares which may be acquired upon exercise of options. Mr. Damon disclaims beneficial ownership of 6,157 shares listed above which are owned by his spouse and a trust for the benefit of his children.

(4) Mr. Glazer's employment with the Company ended January 4, 1995. His share ownership is not reflected in the total for officers and directors.

(5)   Includes 1,500 shares which may be acquired upon exercise of options.

(6) Includes 156,936 shares which may be acquired upon exercise of options. Mr. Herlihy disclaims beneficial ownership of 1,405 shares listed above which are owned by his spouse.

(7)   Includes 14,623 shares which may be acquired upon exercise of options.

(8) Mr. Megarry disclaims beneficial ownership of 2,500 shares listed above which are owned by his spouse.

(9)   Includes 4,500 shares which may be acquired upon exercise of options.

(10) Alexandra M.T. Nourse and Robert E.M. Nourse are married and are the Executive Vice President, and President and Chief Executive Officer of the Company, respectively. In the table above, the 1,377,684 shares beneficially owned by Alexandra M.T. Nourse and Robert E.M. Nourse are reflected as being beneficially owned by each of them; therefore, the number of shares and percentage of the class reflected for each should not be added in determining the actual number of shares or percentage owned by both of them. Although included in the total number of shares above, each disclaims beneficial ownership of shares owned and options exercisable by the other. Ms. Nourse owns directly 333,773 shares and has options exercisable within 60 days covering 194,599 shares. Mr. Nourse owns directly 415,395 shares and has options exercisable within 60 days covering 268,917 shares. The Nourses also hold beneficial ownership of 165,000 shares held by a family limited partnership.

(11)  Includes 9,562 shares which may be acquired upon exercise of options.

(12)  Includes 4,500 shares which may be acquired upon exercise of options.

(13) Includes 34,874 shares which may be acquired upon exercise of options. Mr. Upchurch disclaims beneficial ownership of 354,642 shares listed above which are owned by the estate of his spouse.

(14)  Includes 21,650 shares which may be acquired upon exercise of options.

(15)  Includes 2,700 shares which may be acquired upon exercise of options.

(16) Includes 797,042 shares which may be acquired upon exercise of options held by executive officers and directors.

                             ELECTION OF DIRECTORS

                                    (ITEM 1)

      The Certificate of Incorporation of the Company provides that the members of The Bombay Company, Inc. Board of Directors shall be divided into three classes, as nearly equal in number as possible, each of which is to serve for three years, with one class being elected each year. The terms of office of the directors in Class A expire with this Annual Meeting.

         On October 13, 1994, the Executive Committee of the Board of Directors, which recommends new potential directors, nominated Mr. A. Roy Megarry for a position on the Board. Pursuant to the Company's Certificate of Incorporation and Bylaws, the Board of Directors elected Mr. Megarry as a Class A director, with a term expiring at this Annual Meeting. Mr. Megarry is one of the directors nominated for election in this proxy statement for a new three year term. Mr. Jesse L. Upchurch is retiring from the Board effective June 1, 1995, having served as a director for fourteen (14) years.

      To be elected as a director, each nominee must receive the favorable vote of a plurality of the shares represented and entitled to be voted at the Annual Meeting. The persons named in the enclosed form of Proxy, unless otherwise directed, intend to vote such Proxy FOR the election of the nominees named below as directors for the term specified. If any nominee becomes unavailable for any reason, the persons named in the form of Proxy are expected to consult with management in voting the shares represented by them. Management has no reason to doubt the availability of any of the nominees to serve and no reason to believe that any of the nominees will be unavailable or unwilling to serve if elected to office. To the knowledge of management, the nominees intend to serve the term for which election is sought. Cumulative voting is not permitted by the Certificate of Incorporation.

      The Board of Directors has nominated three persons for election as directors in Class A at this Annual Meeting to serve for three-year terms expiring in 1998, or until their successors are elected and qualified. All nominees are currently serving as directors and have consented to serve for the new terms.

                             PRESENT DIRECTORS WHO ARE NOMINATED FOR RE-ELECTION

                                                        PRINCIPAL                      DIRECTOR     TERM TO
 DIRECTOR'S NAME              AGE                      OCCUPATION                        SINCE       EXPIRE
 ---------------              ---                      ----------                        -----       ------
 Barbara Bass                  44    Private Investor                                    1993         1998
 Robert S. Jackson             49    Former President and Chief Executive                1991         1998
                                       Officer, USPCI, Inc.
 A. Roy Megarry                58    Chairman, The Globe and Mail and                    1994         1998
                                       Consultant to Thompson Newspapers

               CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

                                                       PRINCIPAL                       DIRECTOR     TERM TO
 DIRECTOR'S NAME              AGE                      OCCUPATION                        SINCE      EXPIRE
 ---------------              ---                      ----------                        -----      ------
 Edmund H. Damon               65    Private Investor and former President and           1984        1997
                                       Chief Executive Officer, Pantasote, Inc.
 Clayton E. Niles              68    Private Investor                                    1982        1996
 Robert E. M. Nourse           56    President and Chief Executive                       1990        1997
                                       Officer of the Company
 Robert E. Runice              65    Retired Vice President and President,               1985        1997
                                       Commercial Development Division,
                                       US West, Inc.
 Carson R. Thompson            56    Chairman of the Board of the Company;               1978        1996
                                     Chairman of the Board, President & Chief
                                     Executive Officer, The CRT Group, Inc.
 Shirley Young                 59    Vice President Consumer Marketing                   1994        1996
                                     Development, General Motors Corporation

      Additional information regarding the three nominees for election as directors and the continuing directors of the Company is as follows:

NOMINEES

      Ms. Barbara Bass has been a director of the Company since February 17, 1993. She previously served as President and Chief Executive Officer of the Emporium Weinstock division of Carter Hawley Hale Stores, Inc., a department store chain, from 1989 to 1992. During 1987 and 1988, Ms. Bass served as Chairman of the Board and Chief Executive Officer of I. Magnum, a division of Federated Department Stores. Prior thereto, from 1980 until 1987, Ms. Bass was employed by Bloomingdales, a division of Federated Department Stores, serving as Executive Vice President from 1985 until 1987, Senior Vice President from 1983 until 1985, Merchandising Vice President from 1981 until 1983 and Operating Vice President during 1980 and 1981. Prior to joining Bloomingdales, Ms. Bass spent eight years in fashion retailing at Macy's California and Burdine's. Ms. Bass also serves on the Board of Directors of DFS Group Ltd. and DFS Holdings Ltd.

      Robert S. Jackson served as President and Chief Executive Officer of USPCI, Inc., a waste management subsidiary of Union Pacific Corporation from May 1991 until December 1994. From December 1981 until May 1991, Mr. Jackson was employed by Union Pacific Resources, the oil and gas and hard minerals subsidiary of Union Pacific Corporation, serving as its Vice President of Finance and Administration from 1984 until 1988 and as its Executive Vice President and Chief Financial Officer from 1988 until 1991.

      A. Roy Megarry was elected to the Board on October 13, 1994. Since 1993, he has served as Chairman of The Globe and Mail, a major Canadian newspaper headquartered in Uxbridge, Ontario, and as a consultant to Thompson Newspapers. Prior thereto, from 1978 to 1992, Mr. Megarry served as Publisher and Chief Executive Officer of The Globe and Mail newspaper. Mr. Megarry also serves on the Board of Directors of Hewlett-Packard (Canada) Ltd.


CONTINUING DIRECTORS

      Edmund H. Damon is a private investor after having served as President and Chief Executive Officer of Pantasote, Inc. from January 1, 1986 to September 22, 1989, and as President and Chief Operating Officer from May 1983 through December 1985. Mr. Damon served as Vice President of Mainstream Access, Inc. from September 1982 to May 1983, and as Vice President and a member of the Management Committee of The Singer Co. for more than three years prior to September 1982. Mr. Damon also serves on the Board of Directors of Newflo Corporation.

      Clayton E. Niles has become a private investor since his retirement on May 1, 1986, as Chairman of the Board of Communications Industries, Inc., a position held since January 1, 1980. Communications Industries, Inc., acquired by Pacific Telesis Group, is a supplier of mobile telephone services. Mr. Niles served as Chief Executive Officer of Communications Industries, Inc. from January 1, 1976 until July 1, 1982, and thereafter re-assumed the office of President and Chief Executive Officer from July 1, 1983 until July 1, 1985.
Mr. Niles also serves as Chairman of the Board of Tandy Brands Accessories,
Inc.

      Robert E. M. Nourse has served as President and Chief Executive Officer of the Company since July 1, 1991. Prior thereto, Mr. Nourse served as President and Chief Operating Officer since June 20, 1990, and as Executive Vice President since 1986. He also acted as President of the Company's specialty retail division, The Bombay Company, until June 30, 1991, a position to which he was first appointed in February 1984. From January 1980 to February 1984, Mr. Nourse was President of The Bombay Furniture Company of Canada Inc., and was the majority shareholder of that company until its acquisition as a wholly-owned subsidiary of the Company in August 1981.

      Robert E. Runice is a private investor and business consultant. He has been associated with the telecommunication industry for over forty years and from 1983 to 1991 was a Vice President of US West, Inc. and President, Commercial Development Division of US West, Inc. US West, Inc. is a telecommunications service corporation headquartered in Englewood, Colorado. Mr. Runice also serves on the Boards of Directors of Tandy Brands Accessories, Inc. and Utilx, Inc.

      Carson R. Thompson continues to serve as Chairman of the Board of the Company, a position held since November 1982. Mr. Thompson retired on June 30, 1991 after having served as Chief Executive Officer since July 1, 1982, and as President from July 1, 1982 to June 20, 1990. Prior thereto, Mr. Thompson served as President of Tex Tan Welhausen Co., a division of the Company, from 1974 until elected Vice President of the Company in May 1978 and thereafter elected Executive Vice President in September 1980. Mr. Thompson served as President and Chief Operating Officer of the Company from August 1981 to July 1982. Since his retirement, Mr. Thompson has acted as Chairman of the Board, President and Chief Executive Officer of The CRT Group, Inc., engaged in the business of software consulting, software development and executive search for information systems professionals.

      Shirley Young was elected to the Board of Directors on May 11, 1994. Ms. Young has served as Vice President, Consumer Market Development for General Motors Corporation since June 1, 1988, and for the previous five years was a Marketing Consultant to General Motors. Prior thereto, Ms. Young spent over 25 years at Grey Advertising holding various positions including Executive Vice President, a member of the Agency Policy Council and, in 1983, became President of Grey Strategic Marketing. Ms. Young also serves on the Boards of Directors of Promus Corporation and Bell Atlantic Corporation and is a Consultant Director of the Dayton Hudson Corporation.

MEETINGS AND COMMITTEES OF THE BOARD

      For the fiscal period ended January 28, 1995, the Board of Directors met three times. No director who served the entire fiscal period attended less than seventy-five percent (75%) of the meetings. The Board has three standing Committees, described below. Committee appointments are reviewed by the Board at its meeting following each annual meeting of shareholders.

      The Board of Directors has an Audit and Finance Committee currently composed of the following directors: Clayton E. Niles (Chairman), Robert S. Jackson, Barbara Bass and A. Roy Megarry. The Audit and Finance Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting, and internal controls. Specifically, the Committee reviews and approves the scope of the annual examination of the books and records of the Company and reviews the findings and recommendations of the outside auditors on completion of the audit; considers the organization, scope and adequacy of the Company's internal controls function; monitors the extent to which the Company has implemented changes recommended by the independent auditors to the Committee; and provides oversight with respect to accounting principles employed in the Company's financial reporting. The Committee, comprised entirely of non-employee directors, met twice during the fiscal period ended January 28, 1995.

      The Board of Directors has a Compensation and Human Resources Committee currently composed of the following directors: Robert E. Runice (Chairman), Edmund H. Damon and Shirley Young. The Compensation and Human Resources Committee is primarily concerned with the Company's organization, salary and non-salary compensation and benefit programs, succession planning and related human resources matters. The Committee also recommends to the Board of Directors annual salaries, bonus programs and administers certain retirement, stock option and other plans covering executive officers. The Committee, comprised entirely of non-employee directors, met twice during the fiscal period ended January 28, 1995.

      The Board of Directors has an Executive Committee currently composed of the following directors: Edmund H. Damon (Chairman), Clayton E. Niles, Robert E.M. Nourse, Robert E. Runice and Carson R. Thompson. The Executive Committee is primarily concerned with the Company's strategic planning and also has the responsibility for director affairs, including the recommendation of nominees for new or vacant Board positions. The Committee will consider persons brought to its attention by shareholders. The names of the proposed nominees should be sent to the President of the Company at the address shown on the cover of this Proxy Statement. The Committee did not meet during the fiscal period ended January 28, 1995.

COMPENSATION OF DIRECTORS

      A. Cash Compensation. A director who is an employee of the Company is not compensated for service as a member of the Board of Directors or any committee of the Board. For the fiscal period ended January 28, 1995, non-employee directors received cash compensation (prorated for the shortened year) consisting of an annual retainer of $17,500, and an $1,000 fee for each Board meeting and each committee meeting attended. Committee chairmen received an additional annual retainer (also prorated) of $3,500 for committee work. Carson R. Thompson was paid a prorated annual retainer of $35,000 for serving as Chairman of the Board. The Company also reimburses its directors for travel, lodging and related expenses incurred in attending Board and committee meetings, and provides each director with travel accident and directors' and officers' liability insurance.

      B. Director Stock Option Plan. The 1991 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors on August 14, 1991 and approved by the Company's shareholders on November 12, 1991. The Director Plan provides for the granting of non-qualified stock options to members of the Board of Directors who are not employees of the Company or any of its subsidiaries (the "Non-Employee Directors"). The Director Plan is designed to promote the interests of the Company by providing an increased opportunity for existing and potential new directors to acquire an investment in the Company, thereby maintaining and strengthening their desire to remain with or join the Company's Board of Directors and align their interests and efforts with those of the shareholders.

      As amended in 1993 and adjusted by the Company's three-for-two stock split paid December 31, 1993, the Director Plan provides for an initial grant of an option to purchase the lesser of 2,250 shares or that number of shares equal to $75,000 at face value to each Non-Employee Director upon the date of his or her election or appointment (the "Initial Option"); and an annual grant of an option to purchase the same number of shares of Common Stock on the third business day after the Company issues its press release summarizing the Company's performance for the prior fiscal year (the "Annual Option"). On October 13, 1994 the Company's new director, Mr. A. Roy Megarry, was granted an Initial Option covering 2,250 shares.

      The exercise price of the options under the Director Plan is equal to the closing price of the Company's Common Stock on the date of grant. The Initial Option becomes exercisable at the rate of twenty percent (20%) per year commencing one year after the date of grant, except that past service for directors in office on the date of the adoption of the Director Plan counts towards full vesting of the options. Each Annual Option grant is exercisable in full, six months following the date of grant.

Payment for shares upon exercise shall be in cash. Options become fully exercisable upon the death or disability of an optionee or upon an optionee ceasing to be a director of the Company, provided the director has served at least five years on the Board and in the event of a change in control of the Company, as defined in the Director Plan. Prior to February 17, 1994, the Director Plan provided that all options expired three months from the date the optionee terminated his or her performance of services for the Company except in the cases of death or disability. On February 17, 1994, the Board approved an amendment to the Director Plan, subsequently approved by shareholders, which extended the exercise period from three months to thirty-six months upon death, disability or a director's retirement from the Board, provided such departing director has at least ten years of service or if such retirement is due to the Company's mandatory retirement age for directors.

      C. Director Stock Deferral Plan. The 1993 Stock Deferral Plan for Non-Employee Directors (the "Director Deferral Plan") was adopted by the Board of Directors on June 24, 1993 and approved by shareholders on October 13, 1993. Under the Director Deferral Plan, non-employee directors are given an election to defer the receipt of annual and Committee chair retainers, which are then credited in stock units equivalent to Common Stock and held by the Company in an account for the benefit of each participating director. The stock units, which at all times are fully vested, become payable in the form of Common Stock upon retirement from the Board or otherwise as specified in the director's election notice. The stock units are adjusted for stock dividends, stock splits, combinations, reclassifications, recapitalizations or other capital adjustments. In the event of a change in control, as defined in the Director Deferral Plan, all units are immediately payable.

      The Board of Directors may terminate, suspend or amend the Director Deferral Plan, provided that certain material amendments must be submitted for shareholder approval to the extent necessary for the Director Deferral Plan to satisfy the requirements of the exemption from the short-swing profits rules under Section 16 of the Securities Exchange Act of 1934, as amended.

      D. Director Stock Ownership Guidelines. On June 24, 1993, the Board of Directors approved stock ownership guidelines for the Company's non-employee directors. The guidelines provide that each outside director is expected to achieve a stock ownership position equal to five times annual cash compensation no later than the completion of such director's fifth year of service on the Board. For purposes of the guidelines, annual cash compensation is defined as the annual retainer plus meeting fees, assuming attendance at four Board meetings and three Committee meetings. Stock beneficially owned by the directors and stock units held pursuant to the Director Deferral Plan shall count toward the satisfaction of the guidelines, but stock options, even if vested, shall not be considered owned for such purposes.

                       EXECUTIVE OFFICERS OF THE COMPANY

CURRENT EXECUTIVE OFFICERS

      The executive officers of the Company, their respective ages, positions held and tenure as officers are as follows:

                                                                                             OFFICER OF
                                                            POSITION(S) HELD                 THE COMPANY
         NAME                     AGE                       WITH THE COMPANY                    SINCE
         ----                     ---                       ----------------               ---------------
   Robert E.M. Nourse             56               President and Chief Executive              1986
                                                     Officer
   James E. Herlihy               52               Executive Vice President and               1991
                                                     Chief Financial Officer
   Alexandra M.T. Nourse          52               Executive Vice President, Marketing        1990
   William S. Goodlatte           52               Vice President, Human Resources            1993
   Michael J. Veitenheimer        38               Vice President, Secretary                  1985
                                                     and General Counsel
   George W. Wehlitz, Jr.         34               Treasurer                                  1992

BUSINESS EXPERIENCE

      Information concerning the business experience of Mr. Nourse is provided under the section entitled "Election of Directors."

      Mr. James E. Herlihy has served as Executive Vice President and Chief Financial Officer since March 16, 1995, as Executive Vice President, Treasurer and Chief Financial Officer of the Company since June 29, 1992 and as Vice President, Treasurer and Chief Financial Officer since July 15, 1991. From October 1988 until April 1991, Mr. Herlihy was Senior Vice President and Chief Financial Officer and a member of the Board of Directors of the S.E. Nichols Company, Inc., a regional discount department store chain which was converted into a deep discount drug and general merchandise retail store chain. From June 1987 until September 1988, he was Executive Vice President of The Odd Lot Trading Company, Inc., a chain of closeout retail stores. Prior thereto, from 1981 until 1986, Mr. Herlihy served as Vice President and Controller, and later as Senior Vice President, Chief Financial Officer and a member of the Board of Directors of The Grand Union Company, a food retail chain based in the Northeastern United States.

      Ms. Alexandra M.T. Nourse has served as Executive Vice President of the Company since June 19, 1991, after previously being elected Vice President of Marketing on June 20, 1990. Ms. Nourse also served as Executive Vice President of The Bombay Company division, a position to which she was appointed in 1987. Prior thereto, Ms. Nourse was Vice President of The Bombay Company division from 1984 to 1987 and Vice President of The Bombay Furniture Company of Canada Inc. from 1983 to 1984.

      Mr. William S. Goodlatte was named Vice President, Human Resources of the Company effective September 27, 1993. Prior to joining The Bombay Company, Inc., Mr. Goodlatte was Vice President, Human Resources for Hanover Direct, a specialty catalog retailer based in New Jersey. He was the Senior Vice President of Human Resources at Jordan Marsh, the department store chain headquartered in Boston, Massachusetts from 1981 to 1990 and prior to that had spent eleven years with Sears Roebuck and Company as the New York Group Personnel Manager.

      Mr. Michael J. Veitenheimer was named Vice President effective August 4, 1994 and has served as Secretary of the Company since July l, 1985, and General Counsel since December 1983. From 1983 to 1985, he was Assistant Secretary of the Company. Prior thereto, Mr. Veitenheimer was in private practice of law in Fort Worth, Texas.

      Mr. George W. Wehlitz, Jr. was named Treasurer effective March 16, 1995 after having served as Assistant Treasurer since June 29, 1992 and as Corporate Controller since July 1990. Prior thereto, Mr. Wehlitz acted as Controller of The Bombay Company division from July 1989 to June 1990 and as Assistant Controller from March 1987 to June 1989. Mr. Wehlitz is a Certified Public Accountant.

TERMS OF OFFICE; RELATIONSHIPS

      The officers of the Company are elected annually by the Board of Directors at a meeting held immediately following each Annual Meeting of Shareholders, or as soon thereafter as necessary and convenient in order to fill vacancies or newly created offices. Each officer holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal, if earlier. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

      There are no family relationships among the executive officers, except that Mr. Robert Nourse and Ms. Alexandra Nourse are married. There are no arrangements or understandings between any officer and any other person pursuant to which that officer was selected.

                             EXECUTIVE COMPENSATION


COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

      The Compensation and Human Resources Committee of the Board of Directors (the "Committee") is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Committee consists of four independent, non-employee directors.

      Compensation Philosophy. The Company's long-standing compensation philosophy is one of heavily emphasizing performance-based compensation incentives which create a strong focus on growth in earnings per share and the enhancement of shareholder value. This focus is maintained through a program of moderate base salaries, a highly leveraged bonus program based on successfully achieving predetermined financial performance goals and a heavy emphasis on executive equity ownership. These compensation elements address both short-term and long-term performance goals and serve as the primary vehicles to attract and retain executives with abilities to further the growth and success of the Company. Recognizing the skills necessary to manage a rapidly growing concern, total annual compensation (base salary plus target bonus) is targeted at the 75th percentile of comparable positions in other retailing companies of comparable size, i.e., the Comparative Group referred to below.

      The Company has elected to use the Standard & Poors Retail Stores Composite Index to compare the performance of the Company to that of a broad index of other retailers for purposes of the Shareholders' Total Return Graph presented elsewhere in this Proxy Statement. However, in reviewing compensation issues, the Committee focused on a narrower, more analogous group of retailers (the "Comparative Group"), along with national survey data. The Comparative Group consists of 13 companies, the majority of which are not in the Retail Stores Composite Index; Blockbuster Entertainment, CML Group, Claire's Stores, Consolidated Stores, Dress Barn, Heilig-Meyers, Lechter's, Office Depot, Pier 1 Imports, Williams-Sonoma, Natural Wonders, Bed Bath and Beyond and Value Merchants. In the opinion of the Committee, these retailers are a more representative sampling of comparable companies for purposes of comparing CEO and executive officer compensation packages than the Standard & Poors Retail Stores Composite Index, which is made up of substantially larger companies.

      Compensation Results. The Company's performance for the period ended January 28, 1995 did not reach target levels of profitability, return on assets and earnings per share as established in June 1994. Since the minimum thresholds of these three compensation criteria were not achieved, the executive officers were not paid bonuses for the fiscal period, except as noted in the Summary Compensation Table. Further, the Committee and the Board determined that the executive officers should not benefit from the change in the date of the fiscal year end by commencing a new fiscal year compensation plan and therefore, the executive officers will not receive base salary adjustments or be eligible to receive any bonuses otherwise earned for the first five (5) months of the new fiscal year which commenced January 29, 1995.

      Base Salaries. The Committee reviews and approves salaries for the CEO and the other executive officers on an annual basis, generally prior to the beginning of the applicable fiscal year. Recommended base salaries are reviewed and set based on information derived from the Comparative Group and national surveys of compensation data, as well as evaluations of the individual executives' positions and expected future performance. Generally, base salaries are set at or below median levels of the Comparative Group. In making salary decisions, the Committee exercises its discretion and judgment with no specific formula being applied to determine salary levels. In the executive officer group, salaries for the fiscal year commencing July 4, 1994 represented approximately 50% of annual compensation with bonuses at target level, and reflected an average increase of 6.8% over the salary levels for the prior fiscal year during which the Company achieved an earnings per share growth in excess of 33%.

      Annual Incentive Bonus. Annual incentive bonuses for executive officers are designed to satisfy the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon Company performance. To carry out this philosophy, the Company implemented the Executive Management Incentive Compensation Plan (the "Incentive Plan") effective July 4, 1994. The Incentive Plan, approved by shareholders on October 13, 1994, is a pay-for-performance plan intended to motivate and reward executive officers by directly linking cash bonuses to specific corporate financial targets relating to pre-tax profits, return on assets and growth in earnings per share.

      Under the Incentive Plan, bonus pools are created based upon profitability and return on assets. The bonus pool based upon profitability is derived by setting aside a fixed percentage of pre-tax profits, with the percentage leveraged upward as the level of profitability substantially exceeds the prior year. This leverage encourages management to achieve greater profitability. The plan contains a profit threshold that must be met for the payment of any bonus based on profitability. The bonus pool based upon return on assets is derived by allocating a pre-set amount of bonus dollars for each percentage increase in the calculated return on assets above an established minimum. If the year-end return on assets is less than the minimum, no bonus dollars for return on assets are payable. The return on assets bonus is also leveraged such that the higher the return on assets percentage achieved, the higher the bonus dollars paid. The profit percentage and return on assets schedule related to the Incentive Plan are established by the Committee and approved annually by the Board of Directors. Individual target bonuses are determined based upon pre- established allocations of the aggregate bonus pool.

      After bonuses for profitability and return on assets are calculated, the bonus results are adjusted through the application of a "growth factor" based upon earnings per share compared to the prior year. The growth factor leverages the bonus program such that, with superior financial performance, bonuses may be increased up to 50%, and if the minimum established earnings threshold is not achieved, bonuses are reduced to 50% of the earned amounts. In the opinion of the Board of Directors, this focus on growth in earnings per share most closely aligns executive officers' perspectives with that of shareholders and drives the enhancement of shareholder value.

      Pursuant to the terms of the Incentive Plan, the financial objectives and bonus results are based entirely on financial measures and discretion is not used to modify bonus amounts. Further, bonus payments that exceed 200% of target levels may, in the discretion of the Committee, be paid in Company stock.

      Stock Options/Equity Ownership. The Company's compensation program is also intended to create long-term incentives for executives to act in ways that will create long-term growth in shareholder value. During 1992, the Committee, with the assistance of an outside compensation consultant, conducted a study to determine competitive stock option positions for executive officers. Based on this review, the Committee determined that the number of stock options held by the Company's CEO and Executive Vice Presidents was less than competitive, relative to the Comparative Group and national survey data. In order to achieve a median long-term pay practice, both front loaded and premium priced options were granted to such officers in 1992 with the expectation that no additional options would be granted for the following two years. No option grants were made to the CEO and Executive Vice Presidents during fiscal 1993 or fiscal 1994, although grants were made to other officers. No options were granted to any of the executive officers during the seven month period ended January 28, 1995.

      Pursuant to the Company's 1986 Stock Option Plan, options are granted at the discretion of the Committee, usually once per year. The number of option shares covered by such grants are determined, based upon assessment of the individuals' performance. The Committee considers the recommendation of and relies on information provided by the CEO in determining the number of option shares to be granted to the non-CEO executive officers. When granted, stock options are issued with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options typically vest over a five-year period (20% per year) and are not dependent on further performance criteria. The Committee believes that the periodic grant of time-vested stock options provides an incentive that focuses the executives' attention on managing the business from the perspective of owners with an equity stake in the Company. It further motivates executives to maximize long-term growth and profitability because value is created in the options only as the Company's stock price increases after the option is granted.

      Consistent with the Committee's equity ownership philosophy, in fiscal 1993 stock ownership guidelines were implemented. Over a period of five years following adoption of the guidelines, executive officers are expected to accumulate and hold Company stock equal to the following values (excluding the value of any unexercised stock options): Chief Executive Officer - five times annual cash compensation (i.e., base salary and target annual bonus); Executive Vice Presidents - four times annual cash compensation; and other corporate officers - three times annual cash compensation. Executives have the opportunity to acquire stock through several Company sponsored stock plans.
The Company's matching contribution under the 401(k) Savings Plan is paid entirely in Common Stock. Under the Company's Stock Purchase Program executives may contribute up to 10% of compensation, with a 50% matching Company contribution, to the purchase of Common Stock. The Supplemental Stock Program provides for the purchase of Common Stock with contributions which exceed IRS limitations relating to the 401(k) Savings Plan and, at the Committee's discretion, for a preset percentage of earned bonuses in excess of 200% of target levels. Additional stock ownership may be achieved through the exercise of vested stock options or open market purchases. The Committee reviews annually the status of each officer's position with respect to the guidelines and is satisfied with the progress being made toward satisfaction of the ownership standards.

      CEO Compensation. The compensation of the Chief Executive Officer was determined in the same general manner as for the other executive officers. His base salary for the fiscal year which commenced July 4, 1994 was $300,000.
This base salary level was established with reference to, but well below the median salary of the CEO position of the Comparative Group and represented an increase of approximately 7% over the prior year. Mr. Nourse's projected total compensation, based upon targeted levels of Company profitability, return on assets and earnings per share growth was $615,000, equal to approximately the 75th percentile of comparable positions.

      The Company's performance for the seven months ended January 28, 1995 fell below target levels of profitability, return on assets and earnings per share. Since the profit, return on assets and earnings per share thresholds were not achieved, Mr. Nourse was paid no bonus for the fiscal period.

      Impact of Section 162(m) of the Internal Revenue Code. The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code, which imposes a $1 million limit per year on the corporation tax deduction for compensation (including stock-based compensation such as stock options) paid with respect to the top five executive officers of publicly-held corporations, unless, in general, such compensation is performance-based and approved by shareholders. It is the Company's present intention that all amounts paid to its executives be fully deductible under the applicable tax laws. To maintain this deductibility, the Committee adopted and the Board of Directors and shareholders approved the Incentive Plan, which, along with the 1986 Stock Option Plan, satisfy the requirements of Section 162(m).

      The Committee believes that the quality and motivation of management makes a significant difference in the performance of the Company, and that a compensation program which is tied to performance is in the best interests of shareholders. The Committee is of the opinion that the Company's compensation plans meet these important requirements.

                                                    Robert E. Runice, Chairman
                                                    Edmund H. Damon
                                                    Jesse L. Upchurch
                                                    Shirley Young
1990 - 1995 SHAREHOLDERS' TOTAL RETURN GRAPH

      The following graph compares the Company's cumulative shareholder return to the returns for all the companies in the S&P 500 Index and those companies comprising the S&P Retail Stock Composite Index for the five year period ended January 1995. The return values are based on an assumed investment of $100, as of the close of business on the last day of January 1990, in the Company's Common Stock and in each of the two comparator groups, with all dividends treated as reinvested and each comparator group weighted by each component company's market capitalization on the last day of January for each subsequent year through January 1995.


- - -----------------------------------------------------------------------------------------------------------------------
                              1/90            1/91            1/92            1/93             1/94            1/95
- - -----------------------------------------------------------------------------------------------------------------------
  Bombay                     $100.0           $70.0          $165.7          $396.6           $732.0          $237.3
- - -----------------------------------------------------------------------------------------------------------------------
  S&P 500                    $100.0          $108.4          $132.9          $147.0           $165.8          $166.7
- - -----------------------------------------------------------------------------------------------------------------------
  S&P Retail Comp            $100.0          $117.3          $163.9          $195.6           $188.7          $174.8
- - -----------------------------------------------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

      The Summary Compensation Table includes individual compensation information on the Chief Executive Officer, the four other most highly paid executive officers as of January 28, 1995 and a former executive officer who would have been included in the table but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. For purposes of this table only, 1994(a) represents the seven month fiscal year ended January 29, 1995. The other two fiscal years shown are the full fiscal years ended July 3, 1994 and July 4, 1993.



==========================================================================================================================
                                           SUMMARY COMPENSATION TABLE
==========================================================================================================================
                                                                                           Long Term
                                                              Annual                        Compen-
                                 Fiscal                    Compensation                     sation
           Name and               Year                                        Other         ______            All
      Principal Position                                                      Annual         Stock           Other
                                                                             Compen-        Option          Compen-
                                              Salary           Bonus        sation(1)      Awards(2)       sation(3)
                                                ($)             ($)            ($)         (Shares)           ($)
- - --------------------------------------------------------------------------------------------------------------------------
  Robert E. M. Nourse,          1994(a)     173,077              0              -              0            23,02(3)
  President and Chief           1994        280,000         709,297             -              0          126,055
    Executive Officer           1993        265,000         810,445             -              0          139,079
- - --------------------------------------------------------------------------------------------------------------------------
  James E. Herlihy,             1994(a)      89,423              0              -              0            12,48(3)
  Executive Vice President,     1994        147,000         353,445             -              0           64,814
  & Chief Financial Officer     1993        142,692         405,222             -              0           70,364
- - --------------------------------------------------------------------------------------------------------------------------
  Alexandra M.T. Nourse,        1994(a)     124,039              0              -              0            16,88(3)
  Executive Vice President      1994        205,000         493,006             -              0           89,643
                                1993        198,750         570,932             -              0           99,124
- - --------------------------------------------------------------------------------------------------------------------------
  Michael J. Veitenheimer,      1994(a)      65,192              0              -              0             9,21(3)
  Vice President &              1994        108,000         149,185             -            4,500         33,982
  Secretary                     1993        104,471         133,002             -            9,000         32,479
- - --------------------------------------------------------------------------------------------------------------------------
  William S. Goodlatte,         1994(a)1     63,462          20,192 (5)         -              0             9,06(3)
  Vice President (4)            994          75,000 (4)     180,466             -            4,500         10,374
                                1993            N/A            N/A              -             N/A             N/A
- - --------------------------------------------------------------------------------------------------------------------------
  Michael L. Glazer,            1994(a)     107,500              0              -              0           203,68(3)(6)
  Former Executive Vice         1994        195,000         468,943             -              0           85,386
  President                     1993        183,462         534,262             -              0          103,733
==========================================================================================================================

(1) "Other Annual Compensation" is intended to cover forms of annual compensation not properly categorized as salary or bonus, including perquisites. No named executive received such compensation or perquisites which exceeded a threshold level for disclosure purposes.

(2) The amount of options granted have been adjusted to reflect all stock splits during the applicable periods.

(3) The totals in this column reflect the aggregate value of the Company contributions to each named executive under the Stock Purchase Program, 401(k) Savings Plan and Supplemental Stock Program, Executive Disability Plan and life insurance. For fiscal period ended January 28, 1995, these amounts were as follows: Robert E. M. Nourse: $8,654; $2,596; $10,385; $723; and $665. James E. Herlihy: $4,471; $1,788; $4,918; $723; and $587.
    Alexandra M.T. Nourse: $6,202; $1,861; $7,442; $723; and

    $655.  Michael J. Veitenheimer:  $3,260; $1,304; $3,586; $723; and $339.
    William S. Goodlatte:  $4,183; $3,764; $0; $723; and $399.  Michael L.
    Glazer:  $5,375; $1,240; $6,822; $626; and $665.

(4) Mr. Goodlatte joined the Company on September 27, 1993 as Vice President, Human Resources. Compensation for fiscal 1994 represents a partial fiscal year.

(5) Reflects prorated guaranteed bonus for the fiscal year.

(6) Includes $188,952 representing salary and bonus continuation payments, payments in lieu of benefits, vacation and outplacement allowance paid for the covered fiscal year in accordance with Mr. Glazer's Executive Severance and Non- Competition Agreement resulting from the termination of Mr. Glazer's employment with the Company on January 4, 1995.

STOCK OPTION GRANTS

    There were no stock option grants to the individuals named in the Summary Compensation Table during the fiscal year ended January 28, 1995.

STOCK OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the exercise of options by the individuals named in the Summary Compensation Table during the last fiscal year and the value of unexercised options held as of January 28, 1995.


================================================================================================================
                     AGGREGATED OPTION EXERCISES IN FISCAL YEAR AND YEAR END OPTION VALUES
================================================================================================================
                                                                                              Value of
                                                                      Number of         Unexercised In-the-
                                                                     Unexercised          Money Options at
                                                Value Realized    Options at 1/28/95          1/28/95
                             Shares Acquired    --------------       Exercisable/         ($) Exercisable/
            Name             on Exercise (#)         ($)             Unexercisable         Unexercisable
            ----             ---------------         ---          ------------------    -------------------
- - ----------------------------------------------------------------------------------------------------------------
  Robert E. M. Nourse               0                 0           255,755 / 464,942      521,608 / 704,371
- - ----------------------------------------------------------------------------------------------------------------
  James E. Herlihy                  0                 0           156,936 / 239,628      453,464 / 477,510
- - ----------------------------------------------------------------------------------------------------------------
  Aagje M.T. Nourse                 0                 0           183,462 / 316,712      412,373 / 505,000
- - ----------------------------------------------------------------------------------------------------------------
  William S. Goodlatte              0                 0             1,500 /  10,500            0 / 0
- - ----------------------------------------------------------------------------------------------------------------
  Michael J.  Veitenheimer          0                 0            16,307 /  32,561       60,444 / 74,256
- - ----------------------------------------------------------------------------------------------------------------
  Michael L. Glazer (1)             0                 0           531,563 /  0         1,080,615 / 0
================================================================================================================

(1) Pursuant to Mr. Glazer's Executive Severance and Non-Competition Agreement (described below), all options previously granted to Mr. Glazer vested as of the termination date of his employment on January 4, 1995.

TERMINATION ARRANGEMENTS

    On December 8, 1992, the Company entered into Executive Severance and Non-Competition Agreements (the "Agreements") with Robert E. M. Nourse, Michael
L. Glazer, Alexandra M.T. Nourse
and James E. Herlihy. The Agreements are intended to provide non-competition protection to the Company for a two year period following termination of employment and prohibit at any time the unauthorized disclosure or use of trademarks, trade secrets or other proprietary information or property of the Company other than in the service of the Company. In exchange, the officers are entitled to certain severance benefits in the event of the termination of employment including the payment of base salary and bonus prorated through the date of termination. These Agreements have three year terms with automatic annual one year extensions unless otherwise elected by the Company. In the event the officer is terminated without cause or following an involuntary reduction of his or her responsibilities, position or compensation, such officer will be entitled to receive his or her base salary, projected bonus and health benefits for up to a two year period following termination. Further, the officer will be entitled to immediate vesting of all or a part of any stock options granted to the officer more than 12 months prior to the termination date. To the extent certain of such stock options are exercised during the three months following termination of employment, the officer is also entitled to receive stock appreciation rights that are exercisable for a 21 month period thereafter for cash in an amount equal to the stock appreciation experienced from the date of exercise of the underlying option to the date of exercise of the stock appreciation right. The exercise of such stock appreciation rights, or measures taken by the Company to offset the costs of the rights should an exercise occur, would likely constitute an expense to the Company and a charge to earnings in the period exercised.

    On January 4, 1995, Mr. Michael L. Glazer's employment with the Company terminated. Mr. Glazer's severance arrangement is governed by his Executive Severance and Non-Competition Agreement dated December 8, 1992, disclosed above. The amount paid pursuant to the Agreement for the fiscal year is reflected in the Summary Compensation Table.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the applicable national stock exchange. Executive officers, directors and beneficial owners in excess of ten percent (10%) of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners in excess of ten percent (10%) were complied with.

CERTAIN TRANSACTIONS

    On September 27, 1993, the Company hired Mr. William S. Goodlatte as Vice President, Human Resources. Incident to his employment and relocation from Bernardsville, New Jersey, the Company agreed to provide Mr. Goodlatte a secured bridge loan arrangement for the purchase of a residence in the Fort Worth, Texas area. On June 10, 1994, the Company loaned Mr. Goodlatte $180,000, which note was secured by a recorded lien against the Bernardsville residence at an interest rate of six and one-half (6.5%) per annum. The note and interest was paid in full on July 29, 1994.

    On July 1, 1991, Mr. Carson R. Thompson retired from his position as Chief Executive Officer of the Company. In connection therewith, the Company entered into a five year non-compete and consulting agreement with Mr. Thompson, commencing July 1, 1991. Under the terms of the consulting agreement, Mr. Thompson will be paid $75,000 per year in consulting fees and an additional $25,000 (increased to $35,000 in fiscal 1994) per year during such periods as he continues to serve as Chairman of the Board. In addition, Mr. Thompson will be entitled to continued eligibility for health care coverage under the Company's group medical plan and reimbursement for travel and related business expenses incurred in connection with his activities as a consultant for the Company.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Price Waterhouse LLP as independent accountants to audit the books, records and accounts of the Company for fiscal year 1995. Price Waterhouse LLP has served as the Company's independent accountants since 1975, and is, therefore, familiar with the affairs and financial procedures of the Company. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in the Company nor any connection with the Company in any capacity otherwise than as independent accountants.

    Audit and audit related services performed by Price Waterhouse LLP during the fiscal period ended January 28, 1995 included the audit of the financial statements of the Company.

    A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting on June 1, 1995 to answer questions and will be afforded an opportunity to make any statement he wishes regarding the financial statements.


                   INFORMATION CONCERNING 1995 ANNUAL MEETING

    The 1995 Annual Meeting of Shareholders is expected to be held on or about May 30, 1996, with the mailing of Proxy materials for such Meeting to be made on or about April 15, 1996. If a shareholder intends to submit a proper proposal for presentation at the 1995 Annual Meeting, such proposal must be received by the Company at its principal executive offices on or before December 18, 1995, in order to be considered for inclusion in the Proxy Statement and Proxy relating to such Meeting.


                                    GENERAL
FORM 10-K

    The Company will furnish without charge to each person whose Proxy is being solicited, upon request of any such person, a copy of the Transition Report of the Company on Form 10-K for the fiscal period ended January 28, 1995, as filed with the Securities and Exchange Commission, including the financial statements and schedules. Such report was filed with the Securities and Exchange Commission on April 13, 1995. Requests for copies of such report should be directed to Michael J. Veitenheimer, Vice President, Secretary and General Counsel, The Bombay Company, Inc., 550 Bailey Avenue, Suite 700, Fort Worth, Texas 76107.

REPORT TO SHAREHOLDERS

    The Report to Shareholders of the Company for the seven months ended January 28, 1995 has been forwarded to all shareholders. The Report, which includes audited financial statements, does not form any part of the material for the solicitation of Proxies.

    Please date, sign and return the enclosed Proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your Proxy will be appreciated as it will save the expense of further mailings.

                                      By Order of the Board of Directors


                                            MICHAEL J. VEITENHEIMER
                                           Vice President, Secretary
                                              and General Counsel

                            THE BOMBAY COMPANY, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                     PROXY

    The undersigned security holder of The Bombay Company, Inc., a Delaware corporation, hereby appoints James E. Herlihy and Alexandra M.T. Nourse, and each of them, with full power of substitution, to represent and to vote on behalf of the undersigned all securities which the undersigned is entitled to cast at the Annual Meeting of Shareholders scheduled to be held on Thursday, June 1, 1995, at 9:00 A.M., local time, at the Botanic Garden Center Complex, 3220 Botanic Garden Boulevard, Fort Worth, Texas 76107, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such securities upon the matters described in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Annual Meeting.

    The securities represented by this Proxy will be voted as specified on the reverse side, but if no specification is made, the Proxies named above intend to vote the securities at their discretion FOR the election of the nominees listed in Proposal 1, and otherwise at the discretion of the Proxies.

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

                               SEE REVERSE SIDE

[X] Please mark
    votes as in
    this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW AS DIRECTORS.

1.  To elect Class A Directors:

    Nominees:    Barbara Bass, Robert S. Jackson and A. Roy Megarry

                          FOR                               WITHHELD
                          [ ]                                  [ ]

[ ] __________________________________________________________________________
                 FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2. In their discretion upon such other matters as may properly come before the meeting.


         MARK HERE                              MARK HERE
        FOR ADDRESS        [ ]                 IF YOU PLAN          [ ]
        CHANGE AND                              TO ATTEND
       NOTE AT LEFT                            THE MEETING

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. (Only one signature is required in the case of securities registered in the name of two or more persons.)

Signature: ______________________________________ Date ________________________

Signature: ______________________________________ Date ________________________


IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE, SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.